EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS AND DECLARES QUARTERLY CASH DISTRIBUTION

•Net income of $2.6 million and net loss of $4.1 million for the three and six months ended June 30, 2026, respectively
•Adjusted EBITDA of $27.9 million and $48.7 million for the three and six months ended June 30, 2026, respectively
•Declares quarterly cash dividend of $0.005 per common unit
•Maintains full year Adjusted EBITDA guidance of $90.0 million

KILGORE, Texas, July 22, 2026 (BUSINESS WIRE) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (“MMLP” or the “Partnership”) today announced its financial results for the second quarter of 2026.

Bob Bondurant, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership, stated, “For the second quarter of 2026, the Partnership generated Adjusted EBITDA of $27.9 million, ahead of our internal expectations for the quarter and modestly above the $27.1 million generated in the second quarter of 2025. Outperformance across three of our four operating segments, combined with meaningful contributions from our pure sulfur business, more than offset continued weakness in our fertilizer division. Our first-half results keep us on pace to achieve our full-year 2026 Adjusted EBITDA guidance of $90.0 million.”

“Our Terminalling and Storage segment delivered a strong quarter, with results exceeding our internal projections on higher than forecasted throughput revenue.”

“Our Specialty Products segment also outperformed for the quarter, delivering results above our internal estimates, as continued momentum in our lubricants business more than offset softness in the grease business unit.”

“In our Transportation Services segment, results exceeded our internal forecast for the quarter. Our land transportation business delivered solid results and our marine equipment performed as anticipated. With regulatory inspections mostly completed, we expect our inland and offshore equipment utilization to return to projected operating percentages. While driver availability across the trucking industry remains challenged, we continue to focus on exceptional service and long-term customer relationships to protect the profitability of our land transportation business.”

“In our Sulfur Services segment, results fell short of our internal plan, driven entirely by the fertilizer division, where compressed margins reflected weak grower economics and elevated raw material input costs. Favorable performance from our pure sulfur business partially offset this shortfall. We expect the fertilizer weakness to persist through the balance of the year, but we anticipate our pure sulfur business will continue to help offset this pressure. Separately, the DSM Semichem joint venture reached a milestone this quarter, generating its first sales. While not financially material to 2026, qualification work with semiconductor fabrication customers is progressing well and supports our expectation of stronger sales activity in 2027.”

“As of June 30, 2026, total debt outstanding was approximately $462.0 million, liquidity under our revolving credit facility was approximately $48.3 million, and our leverage ratio was 4.96 times based on Credit Adjusted EBITDA. As forecasted, we spent the majority of our projected 2026 capital expenditures in the first six months of the year completing the Smackover Refinery turnaround as well as the bulk of the required regulatory inspections of our marine fleet.”

SECOND QUARTER 2026 OPERATING RESULTS BY BUSINESS SEGMENT

	Operating Income (Loss) ($M)		Adjusted EBITDA ($M)
	Three Months Ended June 30,
	2026	2025	2026	2025
	(Amounts may not add or recalculate due to rounding)
Business Segment:
Transportation	$5.1	$6.2	$8.0	$8.5
Terminalling and Storage	8.8	3.0	9.5	8.4
Sulfur Services	4.4	6.0	8.7	9.7
Specialty Products	4.6	3.6	5.4	4.4
Indirect Selling, General and Administrative Expenses	(3.7)	(3.9)	(3.6)	(3.9)
	$19.3	$14.9	$27.9	$27.1

Transportation Adjusted EBITDA decreased by $0.5 million. In our land transportation division, Adjusted EBITDA remained consistent. In the marine division, Adjusted EBITDA decreased $0.5 million. Adjusted EBITDA in our offshore division declined $1.0 million as a result of downtime associated with regulatory inspections. Adjusted EBITDA in our inland division increased $0.4 million on higher day rates and utilization.

Terminalling and Storage Adjusted EBITDA increased by $1.1 million. In the underground NGL storage division, Adjusted EBITDA increased $1.1 million on higher throughput volumes. Adjusted EBITDA in our specialty terminals division increased $0.1 million on higher throughput and storage revenue. Our shore-based terminals division remained generally consistent. At our Smackover refinery, Adjusted EBITDA decreased $0.2 million as a result of higher expenses.

Sulfur Services Adjusted EBITDA decreased by $1.0 million. In the fertilizer division, Adjusted EBITDA decreased $4.6 million, driven by margin compression as a result of reduced demand, as higher input costs (principally for sulfur and ammonia) raised fertilizer prices, negatively impacting farmer affordability. In the pure sulfur business, Adjusted EBITDA increased $3.1 million, primarily reflecting increased margins resulting from higher prices. In the sulfur prilling business, Adjusted EBITDA increased $0.3 million on higher reservation fees and volumes. Adjusted EBITDA from our ELSA joint venture increased $0.2 million, as deliveries began late in the first quarter of 2026.

Specialty Products Adjusted EBITDA increased by $1.0 million. In the lubricants division, Adjusted EBITDA increased $1.4 million on higher sales volume. In the grease division, Adjusted EBITDA decreased $0.7 million, reflecting lower volume and margins. Adjusted EBITDA in our propane division increased $0.1 million on higher margins, and our natural gasoline division increased $0.1 million on higher volumes.

Indirect selling, general, and administrative expenses decreased by $0.3 million, primarily due to lower compensation expense, combined with lower legal and tax fees.

RESULTS OF OPERATIONS SUMMARY
(in millions, except per unit amounts)

Period	Net Income (Loss)	Net Income (Loss) Per Unit	Adjusted EBITDA	Net Cash Provided by (Used in) Operating Activities	Distributable Cash Flow	Revenues
Three Months Ended June 30, 2026	$2.6	$0.07	$27.9	$12.2	$2.1	$213.6
Three Months Ended June 30, 2025	$(2.4)	$(0.06)	$27.1	$30.9	$6.7	$180.7

Reconciliation of Net Income (Loss) to Adjusted EBITDA for the Three Months Ended June 30, 2026 and 2025

(in millions)	Transportation	Terminalling & Storage	Sulfur Services	Specialty Products	Indirect SG&A	Interest Expense	2Q2026 Actual
Net income (loss)	$5.1	$8.8	$4.4	$4.6	$(5.8)	$(14.5)	$2.6
Interest expense add back	–	–	–	–	–	$14.5	$14.5
Equity in loss of DSM Semichem LLC	–	–	–	–	$0.3	–	$0.3
Income tax expense	–	–	–	–	$1.9	–	$1.9
Operating Income (loss)	$5.1	$8.8	$4.4	$4.6	$(3.7)	$–	$19.3
Depreciation and amortization	$3.1	$5.1	$4.1	$0.7	–	–	$13.1
Gain on sale or disposition of property, plant, and equipment	$(0.2)	(4.5)	–	–	–	–	$(4.7)
Non-cash contractual revenue deferral adjustment	–	–	$0.2	–	–	–	$0.2
Unit-based compensation	–	–	–	–	–	–	–
Adjusted EBITDA	$8.0	$9.5	$8.7	$5.4	$(3.6)	$–	$27.9

(in millions)	Transportation	Terminalling & Storage	Sulfur Services	Specialty Products	Indirect SG&A	Interest Expense	2Q2025 Actual
Net income (loss)	$6.2	$3.0	$6.0	$3.6	$(6.6)	$(14.6)	$(2.4)
Interest expense add back	–	–	–	–	–	$14.6	$14.6
Equity in loss of DSM Semichem LLC	–	–	–	–	$0.6	–	$0.6
Income tax expense	–	–	–	–	$2.1	–	$2.1
Operating Income (loss)	$6.2	$3.0	$6.0	$3.6	$(3.9)	$–	$14.9
Depreciation and amortization	$2.9	$5.4	$3.6	$0.8	–	–	$12.6
Gain on sale or disposition of property, plant, and equipment	$(0.6)	–	–	–	–	–	$(0.6)
Non-cash contractual revenue deferral adjustment	–	–	$0.2	–	–	–	$0.2
Unit-based compensation	–	–	–	–	–	–	–
Adjusted EBITDA	$8.5	$8.4	$9.7	$4.4	$(3.9)	$–	$27.1

NON-GAAP FINANCIAL MEASURES

EBITDA, Adjusted EBITDA, Credit Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included tables below entitled "Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” and “Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow” in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

An attachment included in the Current Report on Form 8-K in which this announcement is included contains a comparison of the Partnership’s Adjusted EBITDA for the second quarter of 2026 to the Partnership's Adjusted EBITDA for the second quarter of 2025.

CAPITALIZATION

	June 30, 2026	December 31, 2025
	($ in millions)
Debt Outstanding:
Revolving Credit Facility, Due November 2027 [1]	$62.0	$39.0
Finance lease obligations	—	0.1
11.50% Senior Secured Notes, Due February 2028	400.0	400.0
Total Debt Outstanding:	$462.0	$439.1

Summary Credit Metrics:
Revolving Credit Facility - Total Capacity	$115.0	$130.0
Revolving Credit Facility - Available Liquidity	$48.3	$31.4
Total Adjusted Leverage Ratio [2]	4.96x	4.43x
Senior Leverage Ratio [2]	0.67x	0.39x
Interest Coverage Ratio [2]	1.79x	1.90x

1 The Partnership was in compliance with all debt covenants as of June 30, 2026 and December 31, 2025.
2 As calculated under the Partnership's revolving credit facility.

QUARTERLY CASH DISTRIBUTION

The Partnership has declared a quarterly cash distribution of $0.005 per unit for the quarter ended June 30, 2026. The distribution is payable on August 14, 2026, to common unitholders of record as of the close of business on August 7, 2026. The ex-dividend date for the cash distribution is August 7, 2026.

Qualified Notice to Nominees

This release is intended to serve as qualified notice under Treasury Regulation Section 1.1446-4(b)(4) and (d). Brokers and nominees should treat one hundred percent (100%) of MMLP’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, MMLP’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. For purposes of Treasury Regulation section 1.1446(f)-4(c)(2)(iii), brokers and nominees should treat one hundred percent (100%) of the distributions as being in excess of cumulative net income for purposes of determining the amount to withhold. Nominees, and not Martin Midstream Partners L.P., are treated as withholding agents responsible for any necessary withholding on amounts received by them on behalf of foreign investors.

About Martin Midstream Partners

Martin Midstream Partners L.P., headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the Gulf Coast region of the United States. MMLP’s primary business lines include: (1) terminalling, processing, and storage services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marketing, distribution, and transportation services for natural gas liquids and blending and packaging services for specialty lubricants and grease. To learn more, visit www.MMLP.com. Follow Martin Midstream Partners L.P. on LinkedIn and Facebook.

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, (ii) uncertainties relating to the Partnership’s future cash flows and operations, (iii) the Partnership’s ability to pay future distributions, (iv) future market conditions, (v) current and future governmental regulation, (vi) future taxation, (vii) our expectation around the achievement of the amounts reflected in our guidance, and (viii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission (the “SEC”). The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

To assist management in assessing our business, we use the following non-GAAP financial measures: earnings before interest, taxes, and depreciation and amortization ("EBITDA"), Adjusted EBITDA (as defined below), Credit Adjusted EBITDA (as defined below), distributable cash flow available to common unitholders (“Distributable Cash Flow”), and free cash flow after growth capital expenditures and principal payments under finance lease obligations ("Adjusted Free Cash Flow"). Our management uses a variety of financial and operational measurements other than our financial statements prepared in accordance with U.S. GAAP to analyze our performance.

Certain items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets.

Adjusted EBITDA and Credit Adjusted EBITDA. We define Adjusted EBITDA as EBITDA before unit-based compensation expenses, gains and losses on the disposition of property, plant and equipment, impairment and other similar non-cash adjustments, transaction costs associated with business combination, merger, and divestiture activities, equity in earnings (loss) from unconsolidated entities, and non-cash contractual revenue deferral adjustments. Adjusted EBITDA is used as a supplemental performance and liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts, and others, to assess:

•the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis;
•the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness, and make cash distributions to our unitholders; and
•our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing methods or capital structure.

We define Credit Adjusted EBITDA as Adjusted EBITDA plus pro forma adjustments associated with business combinations or material projects and capitalized interest. Credit Adjusted EBITDA is used as a supplemental performance and liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts, and others to provide additional information regarding the calculation of, and compliance with, certain financial covenants in the Partnership’s Fourth Amended and Restated Credit Agreement.

The GAAP measures most directly comparable to Adjusted EBITDA and Credit Adjusted EBITDA are Net Income (Loss) and Net Cash Provided by (Used In) Operating Activities. Adjusted EBITDA and Credit Adjusted EBITDA should not be considered an alternative to, or more meaningful than, Net Income (Loss), Operating Income (Loss), Net Cash Provided by (Used in) Operating Activities, or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA and Credit Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA does not include interest expense, income tax expense, and depreciation and amortization. Because we have borrowed money to finance our operations, interest expense is a necessary element of our costs and our ability to generate cash available for distribution. Because we have capital assets, depreciation and amortization are also necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, we believe that it is important to consider Net Income (Loss) and Net Cash Provided by (Used in) Operating Activities as determined under GAAP, as well as Adjusted EBITDA, to evaluate our overall performance.

Distributable Cash Flow. We define Distributable Cash Flow as Net Cash Provided by (Used in) Operating Activities less cash received (plus cash paid) for closed commodity derivative positions included in Accumulated Other Comprehensive Income (Loss), plus changes in operating assets and liabilities which (provided) used cash, less maintenance capital expenditures and plant turnaround costs. Distributable Cash Flow is a significant performance measure used by our management and by external users of our financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by us to the cash distributions we expect to pay unitholders. Distributable Cash Flow is also an important financial measure for our unitholders since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Distributable Cash Flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

Adjusted Free Cash Flow. We define Adjusted Free Cash Flow as Distributable Cash Flow less growth capital expenditures and principal payments under finance lease obligations. Adjusted Free Cash Flow is a significant performance measure used by our management and by external users of our financial statements and represents how much cash flow a business generates during a specified time period after accounting for all capital expenditures, including expenditures for growth and maintenance capital projects. We believe that Adjusted Free Cash Flow is important to investors, lenders, commercial banks and research analysts since it reflects the amount of cash available for reducing debt, investing in additional capital projects, paying distributions, and similar matters. Our calculation of Adjusted Free Cash Flow may or may not be comparable to similarly titled measures used by other entities.

The GAAP measure most directly comparable to Distributable Cash Flow and Adjusted Free Cash Flow is Net Cash Provided by (Used in) Operating Activities. Distributable Cash Flow and Adjusted Free Cash Flow should not be considered alternatives to, or more meaningful than, Net Income (Loss), Operating Income (Loss), Net Cash Provided by (Used in) Operating Activities, or any other measure of liquidity presented in accordance with GAAP. Distributable Cash Flow and Adjusted Free Cash Flow have important limitations because they exclude some items that affect Net Income (Loss), Operating Income (Loss), and Net Cash Provided by (Used in) Operating Activities. Distributable Cash Flow and Adjusted Free Cash Flow may not be comparable to similarly titled measures of other companies because other companies may not calculate these non-GAAP metrics in the same manner. To compensate for these limitations, we believe that it is important to consider Net Cash Provided by (Used in) Operating Activities determined under GAAP, as well as Distributable Cash Flow and Adjusted Free Cash Flow, to evaluate our overall liquidity.

Investor Contacts:
ir@mmlp.com
(877) 256-6644
Danny Cavin - Director, FP&A and Investor Relations

MMLP-F

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	June 30, 2026	December 31, 2025
	(Unaudited)	(Audited)
Assets
Cash	$50	$49
Accounts and other receivables, less allowance for doubtful accounts of $287 and $310, respectively	72,239	58,371
Inventories	60,359	50,248
Due from affiliates	17,189	8,942
Other current assets	12,886	12,298
Total current assets	162,723	129,908

Property, plant and equipment, at cost	987,761	970,753
Accumulated depreciation	(700,048)	(681,527)
Property, plant and equipment, net	287,713	289,226

Goodwill	16,671	16,671
Right-of-use assets	63,470	69,938
Investment in DSM Semichem LLC	5,637	6,198
Deferred income taxes, net	8,488	9,026
Other assets, net	2,731	1,451
Total assets	$547,433	$522,418

Liabilities and Partners’ Capital (Deficit)
Current installments of long-term debt and finance lease obligations	$16	$15
Trade and other accounts payable	70,383	57,814
Product exchange payables	—	169
Due to affiliates	11,774	13,286
Income taxes payable	1,248	1,580
Other accrued liabilities	50,905	51,279
Total current liabilities	134,326	124,143

Long-term debt, net	453,748	428,008
Finance lease obligations	32	39
Operating lease liabilities	40,609	48,353
Other long-term obligations	8,931	7,670
Total liabilities	637,646	608,213

Commitments and contingencies
Partners’ capital (deficit)	(90,213)	(85,795)
Total liabilities and partners' capital (deficit)	$547,433	$522,418

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues:
Terminalling and storage *	$23,743	$22,404	$46,180	$43,953
Transportation *	56,639	53,826	109,446	106,811
Sulfur services	4,253	4,073	8,627	8,296
Product sales: *
Specialty products	83,148	60,318	144,754	129,623
Sulfur services	45,817	40,055	92,267	84,536
	128,965	100,373	237,021	214,159
Total revenues	213,600	180,676	401,274	373,219

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Specialty products *	73,907	52,270	126,821	112,764
Sulfur services *	33,682	26,234	70,267	55,316
	107,589	78,504	197,088	168,080
Expenses:
Operating expenses *	68,947	64,382	135,753	128,836
Selling, general and administrative *	9,407	10,882	20,219	22,656
Depreciation and amortization	13,052	12,638	25,923	25,454
Total costs and expenses	198,995	166,406	378,983	345,026

Gain on disposition or sale of property, plant and equipment	4,653	613	4,986	1,092
Operating income	19,258	14,883	27,277	29,285

Other income (expense):
Interest expense, net	(14,491)	(14,608)	(28,452)	(28,715)
Equity in loss of DSM Semichem LLC	(260)	(616)	(561)	(825)
Other, net	15	18	16	16
Total other expense	(14,736)	(15,206)	(28,997)	(29,524)

Net income (loss) before taxes	4,522	(323)	(1,720)	(239)
Income tax expense	(1,875)	(2,084)	(2,393)	(3,201)
Net income (loss)	2,647	(2,407)	(4,113)	(3,440)
Less general partner's interest in net income (loss)	53	(48)	(82)	(69)
Less income (loss) allocable to unvested restricted units	12	(10)	(14)	(14)
Limited partners' interest in net income (loss)	$2,582	$(2,349)	$(4,017)	$(3,357)

Net income (loss) per unit attributable to limited partners - basic and diluted	$0.07	$(0.06)	$(0.10)	$(0.09)

Weighted average limited partner units - basic and diluted	38,955,432	38,892,347	38,953,569	38,887,692

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues:*
Terminalling and storage	$18,982	$18,221	$37,738	$35,483
Transportation	7,883	7,320	15,926	15,290
Product Sales	817	1,040	1,800	2,340
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Specialty products	10,137	7,277	18,067	13,287
Sulfur services	3,318	3,187	6,606	6,308
Expenses:
Operating expenses	27,286	27,823	54,582	55,388
Selling, general and administrative	7,753	8,135	16,020	16,027

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL (DEFICIT)
(Unaudited)
(Dollars in thousands)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - March 31, 2026	39,124,686	$(93,697)	$988	$(92,709)
Net income	—	2,594	53	2,647
Cash distributions	—	(196)	(4)	(200)
Unit-based compensation	—	49	—	49
Balances - June 30, 2026	39,124,686	(91,250)	1,037	(90,213)

Balances - December 31, 2025	39,055,086	$(86,922)	$1,127	$(85,795)
Net loss	—	(4,031)	(82)	(4,113)
Issuance of restricted units	69,600	—	—	—
Cash distributions	—	(391)	(8)	(399)
Unit-based compensation	—	94	—	94
Balances - June 30, 2026	39,124,686	$(91,250)	$1,037	$(90,213)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - March 31, 2025	39,055,086	$(73,041)	$1,413	$(71,628)
Net loss	—	(2,359)	(48)	(2,407)
Cash distributions	—	(195)	(4)	(199)
Unit-based compensation	—	47	—	47
Balances - June 30, 2025	39,055,086	(75,548)	1,361	(74,187)

Balances - December 31, 2024	39,001,086	$(71,877)	$1,438	$(70,439)
Net loss	—	(3,371)	(69)	(3,440)
Issuance of restricted units	54,000	—	—	—
Cash distributions	—	(390)	(8)	(398)
Unit-based compensation	—	90	—	90
Balances - June 30, 2025	39,055,086	$(75,548)	$1,361	$(74,187)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(4,113)	$(3,440)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	25,923	25,454
Amortization of deferred debt issuance costs	1,671	1,556
Amortization of debt discount	1,200	1,200
Deferred income tax expense (benefit)	538	(154)
Gain on disposition or sale of property, plant and equipment, net	(4,986)	(1,092)
Equity in loss of DSM Semichem LLC	561	825
Non cash unit-based compensation	94	90
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(13,868)	(3,933)
Inventories	(10,111)	5,583
Due from affiliates	(8,247)	4,891
Other current assets	1,060	(544)
Trade and other accounts payable	10,800	(6,181)
Product exchange payables	(169)	145
Due to affiliates	(1,512)	(1,226)
Income taxes payable	(332)	849
Other accrued liabilities	(1,451)	(611)
Change in other non-current assets and liabilities	1,365	1,484
Net cash provided by (used in) operating activities	(1,577)	24,896

Cash flows from investing activities:
Payments for property, plant and equipment	(17,008)	(11,222)
Payments for plant turnaround costs	(9,378)	(1,799)
Proceeds from sale of property, plant and equipment	5,500	1,092
Net cash used in investing activities	(20,886)	(11,929)

Cash flows from financing activities:
Payments of long-term debt	(116,500)	(121,500)
Payments under finance lease obligations	(7)	(7)
Proceeds from long-term debt	139,500	109,000
Payment of debt issuance costs	(130)	(70)
Cash distributions paid	(399)	(398)
Net cash provided by (used in) financing activities	22,464	(12,975)

Net increase (decrease) in cash	1	(8)
Cash at beginning of period	49	55
Cash at end of period	$50	$47

Non-cash additions to property, plant and equipment	$4,631	$1,263

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Transportation Segment

Comparative Results of Operations for the Three Months Ended June 30, 2026 and 2025

	Three Months Ended June 30,		Variance	Percent Change
	2026	2025
	(In thousands)
Revenues	$61,257	$57,701	$3,556	6%
Operating expenses	50,899	46,399	4,500	10%
Selling, general and administrative expenses	2,343	2,769	(426)	(15)%
Depreciation and amortization	3,062	2,916	146	5%
	4,953	5,617	(664)	(12)%
Gain on disposition or sale of property, plant and equipment	184	600	(416)	(69)%
Operating income	$5,137	$6,217	$(1,080)	(17)%

Comparative Results of Operations for the Six Months Ended June 30, 2026 and 2025

	Six Months Ended June 30,		Variance	Percent Change
	2026	2025
	(In thousands)
Revenues	$118,060	$115,176	$2,884	3%
Operating expenses	99,177	93,046	6,131	7%
Selling, general and administrative expenses	4,910	5,637	(727)	(13)%
Depreciation and amortization	6,100	5,848	252	4%
	7,873	10,645	(2,772)	(26)%
Gain on disposition or sale of property, plant and equipment	501	1,078	(577)	(54)%
Operating income	$8,374	$11,723	$(3,349)	(29)%

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended June 30, 2026 and 2025

	Three Months Ended June 30,		Variance	Percent Change
	2026	2025
	(In thousands, except BBL per day)

Revenues	$25,719	$24,228	$1,491	6%
Operating expenses	15,940	15,079	861	6%
Selling, general and administrative expenses	298	746	(448)	(60)%
Depreciation and amortization	5,125	5,411	(286)	(5)%
	4,356	2,992	1,364	46%
Gain on disposition or sale of property, plant and equipment	4,450	8	4,442	55,525%
Operating income	$8,806	$3,000	$5,806	194%

Shore-based throughput volumes (gallons)	33,908	47,199	(13,291)	(28)%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%

Comparative Results of Operations for the Six Months Ended June 30, 2026 and 2025

	Six Months Ended June 30,		Variance	Percent Change
	2026	2025
	(In thousands, except BBL per day)

Revenues	$50,107	$47,642	$2,465	5%
Operating expenses	32,199	29,892	2,307	8%
Selling, general and administrative expenses	1,279	1,669	(390)	(23)%
Depreciation and amortization	10,079	10,980	(901)	(8)%
	6,550	5,101	1,449	28%
Gain on disposition or sale of property, plant and equipment	4,459	9	4,450	49,444%
Operating income	$11,009	$5,110	$5,899	115%

Shore-based throughput volumes (gallons)	68,355	85,690	(17,335)	(20)%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended June 30, 2026 and 2025

	Three Months Ended June 30,		Variance	Percent Change
	2026	2025
	(In thousands)
Revenues:
Services	$4,253	$4,073	$180	4%
Products	45,817	40,055	5,762	14%
Total revenues	50,070	44,128	5,942	13%

Cost of products sold	37,271	29,311	7,960	27%
Operating expenses	2,923	3,655	(732)	(20)%
Selling, general and administrative expenses	1,407	1,638	(231)	(14)%
Depreciation and amortization	4,120	3,556	564	16%
	4,349	5,968	(1,619)	(27)%
Gain on disposition or sale of property, plant and equipment	19	1	18	1,800%
Operating income	$4,368	$5,969	$(1,601)	(27)%

Sulfur (long tons)	100	144	(44)	(31)%
Fertilizer (long tons)	61	73	(12)	(16)%
Total sulfur services volumes (long tons)	161	217	(56)	(26)%

Comparative Results of Operations for the Six Months Ended June 30, 2026 and 2025

	Six Months Ended June 30,		Variance	Percent Change
	2026	2025
	(In thousands)
Revenues:
Services	$8,627	$8,296	$331	4%
Products	92,267	84,536	7,731	9%
Total revenues	100,894	92,832	8,062	9%

Cost of products sold	76,710	61,313	15,397	25%
Operating expenses	5,980	7,487	(1,507)	(20)%
Selling, general and administrative expenses	3,087	3,235	(148)	(5)%
Depreciation and amortization	8,247	7,113	1,134	16%
	6,870	13,684	(6,814)	(50)%
Gain on disposition or sale of property, plant and equipment	25	1	24	2,400%
Operating income	$6,895	$13,685	$(6,790)	(50)%

Sulfur (long tons)	228	277	(49)	(18)%
Fertilizer (long tons)	148	170	(22)	(13)%
Total sulfur services volumes (long tons)	376	447	(71)	(16)%

Specialty Products Segment

Comparative Results of Operations for the Three Months Ended June 30, 2026 and 2025

	Three Months Ended June 30,		Variance	Percent Change
	2026	2025
	(In thousands)
Products revenues	$83,192	$60,341	$22,851	38%
Cost of products sold	76,111	54,166	21,945	41%
Operating expenses	—	(31)	31	100%
Selling, general and administrative expenses	1,726	1,821	(95)	(5)%
Depreciation and amortization	745	755	(10)	(1)%
	4,610	3,630	980	27%
Gain on disposition or sale of property, plant and equipment	—	4	(4)	(100)%
Operating income	$4,610	$3,634	$976	27%

NGL sales volumes (Bbls)	605	572	33	6%
Other specialty products volumes (Bbls)	107	89	18	20%
Total specialty products volumes (Bbls)	712	661	51	8%

Comparative Results of Operations for the Six Months Ended June 30, 2026 and 2025

	Six Months Ended June 30,		Variance	Percent Change
	2026	2025
	(In thousands)
Products revenues	$144,819	$129,669	$15,150	12%
Cost of products sold	131,321	117,211	14,110	12%
Selling, general and administrative expenses	3,861	3,570	291	8%
Depreciation and amortization	1,497	1,513	(16)	(1)%
	8,140	7,375	765	10%
Gain on disposition or sale of property, plant and equipment	1	4	(3)	(75)%
Operating income	$8,141	$7,379	$762	10%

NGL sales volumes (Bbls)	1,198	1,236	(38)	(3)%
Other specialty products volumes (Bbls)	204	170	34	20%
Total specialty products volumes (Bbls)	1,402	1,406	(4)	—%

Indirect Selling, General and Administrative Expenses
Comparative Results of Operations for the three and Six Months Ended June 30, 2026 and 2025

	Three Months Ended June 30,		Variance	Percent Change	Six Months Ended June 30,		Variance	Percent Change
	2026	2025			2026	2025
	(In thousands)				(In thousands)
Indirect selling, general and administrative expenses	$3,663	$3,937	$(274)	(7)%	$7,142	$8,612	$(1,470)	(17)%

Non-GAAP Financial Measures

The following tables reconcile the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and six months ended June 30, 2026 and 2025, which represents EBITDA, Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow:

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,

	2026	2025	2026	2025
	(in thousands)		(in thousands)
Net income (loss)	$2,647	$(2,407)	$(4,113)	$(3,440)
Adjustments:
Interest expense	14,491	14,608	28,452	28,715
Income tax expense	1,875	2,084	2,393	3,201
Depreciation and amortization	13,052	12,638	25,923	25,454
EBITDA	32,065	26,923	52,655	53,930
Adjustments:
Gain on disposition or sale of property, plant and equipment	(4,653)	(613)	(4,986)	(1,092)
Transaction expenses related to the unsuccessful merger with Martin Resource Management Corporation	—	—	—	827
Equity in loss of DSM Semichem LLC	260	616	561	825
Non-cash contractual revenue adjustment	197	175	372	396
Unit-based compensation	49	47	94	90
Adjusted EBITDA	$27,918	$27,148	$48,696	$54,976

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,

	2026	2025	2026	2025
	(in thousands)		(in thousands)
Net cash provided by (used in) operating activities	$12,200	$30,915	$(1,577)	$24,896
Interest expense [1]	13,152	13,229	25,581	25,959
Current income tax expense	1,479	2,024	1,855	3,355
Transaction expenses related to the unsuccessful merger with Martin Resource Management Corporation	—	—	—	827
Non-cash contractual revenue adjustment	197	175	372	396
Changes in operating assets and liabilities which (provided) used cash:
Accounts and other receivables, inventories, and other current assets	14,450	(6,570)	31,166	(5,997)
Trade, accounts and other payables, and other current liabilities	(13,202)	(12,013)	(7,336)	7,024
Other	(358)	(612)	(1,365)	(1,484)
Adjusted EBITDA	27,918	27,148	48,696	54,976
Adjustments:
Interest expense	(14,491)	(14,608)	(28,452)	(28,715)
Income tax expense	(1,875)	(2,084)	(2,393)	(3,201)
Deferred income taxes	396	60	538	(154)
Amortization of debt discount	600	600	1,200	1,200
Amortization of deferred debt issuance costs	739	779	1,671	1,556
Payments for plant turnaround costs	(1,589)	(977)	(9,378)	(1,799)
Maintenance capital expenditures	(9,588)	(4,246)	(12,652)	(8,103)
Distributable Cash Flow	2,110	6,672	(770)	15,760
Principal payments under finance lease obligations	(3)	(3)	(7)	(7)
Expansion capital expenditures	(2,987)	(792)	(6,125)	(1,721)
Adjusted Free Cash Flow	$(880)	$5,877	$(6,902)	$14,032

1 Net of amortization of debt issuance costs and discount, which are included in interest expense but not included in net cash provided by operating activities.